EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK5 2025-5YR17 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Trimont LLC, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Deutsche Bank National Trust Company, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer, Trimont LLC, as Primary Servicer for the Ridgedale Center Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Ridgedale Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Ridgedale Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Ridgedale Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Ridgedale Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Ridgedale Center Mortgage Loan, Trimont LLC, as Primary Servicer for the Vertex HQ Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Vertex HQ Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Vertex HQ Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Vertex HQ Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Vertex HQ Mortgage Loan, Trimont LLC, as Primary Servicer for The Motto Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Motto Mortgage Loan, LNR Partners, LLC, as Special Servicer for The Motto Mortgage Loan, Deutsche Bank National Trust Company, as Trustee for The Motto Mortgage Loan, Computershare Trust Company, National Association, as Custodian for The Motto Mortgage Loan, BellOak, LLC, as Operating Advisor for The Motto Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for The Motto Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Aman Hotel New York Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Aman Hotel New York Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Aman Hotel New York Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Aman Hotel New York Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the Aman Hotel New York Mortgage Loan.

Dated: March 16, 2026

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)